Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Annual Report of Nelnet, Inc. and subsidiaries (the “Company”) on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 13, 2006	By:	/s/ Michael S. Dunlap

	Name:	Michael S. Dunlap
	Title:	Chairman and Co-Chief Executive Officer

	By:	/s/ Stephen F. Butterfield

	Name:	Stephen F. Butterfield
	Title:	Vice-Chairman and Co-Chief Executive Officer

	By:	/s/ Terry J. Heimes

	Name:	Terry J. Heimes
	Title:	Chief Financial Officer